EXHIBIT 23(c)

                           [CROWE CHIZEK LOGO]



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use in the Registration Statement on Form S-4 of Chemical Financial Corporation of our report dated October 20, 1995, on State Savings Bancorp, Inc.'s 1994 consolidated financial statements, and we consent to the use of our name and the statements with respect to us appearing under the heading "Experts" in the prospectus.


                                   /s/ Crowe, Chizek and Company LLP
                                   Crowe, Chizek and Company LLP

Grand Rapids, Michigan
January 31, 1996